Exhibit 10.10
(English Translation)

Contract Number: (2006) Jie Zi No. 0154

Credit Facility Agreement

The Creditor: Shilibao Branch of Beijing Rural Commercial Bank Co., Ltd. (hereinafter referred to as “Party A”)
Address: East of Shilibao Government, Miyun County, Beijing
Postal Code: 101500
Principal Person: Lianjun Yu
Telephone: 69044918
Fax: 69054735

The Debtor: Beijing Green Foodstuff Co., Ltd. (hereinafter referred to as “Party B”)
Address: Technical Road, Industrial Development District, Miyun County, Beijing Postal Code: 101500
Principal Person: Yundong Lu
Telephone: 69075881
Fax: 61085771
Deposit Bank: Shilibao Branch of Beijing Suburban Commercial Bank
Account Number: 1206000103000005058
Credit Card Number: 110100000469658901

This contract is hereby concluded by and between Party A and Party B, on the principle of equality, free will and good faith and through amicable consultation in accordance with relevant laws and provisions of China.

Article 1 Loan Classification

1. Party A agrees to provide short-term loan to Party B according to this contract.

Article 2 Purpose of the Loan

2. The loan under this contract is to be used for repaying the loan of No. 3362 in 2005; without written approval of the Creditor, the Debtor may not use the loan for other purposes.

Article 3 Amount and Term of the Loan

3. The loan amount herein is fourteen million eight hundred and fifty thousand Yuan, and the currency is Renminbi (RMB) .

4. The period of this loan is from September 28, 2006 to September 27, 2007.

Before the execution of the contract, if Party B needs to extend the loan period, a written application for extension shall be submitted to Party A at least 30 days before expiration of the contract; Upon approval by Party A, the two parties shall sign the Agreement for Term Extension.

Article 4 Calculation of Interest

5.

5.1 The monthly interest of this loan is 7.65 ‰ within the contract period.

5.2 Once the principal herein is put into Party A’s account according to the fixed time in Subparagraph 6, Party A is regarded to have lent the money and Party B has borrowed it. The interest calculation for this loan commences. On condition that the actual lending date is not consistent with the fixed date of the contract, the date hereof can be determined in accordance with the date in the due bill or loan warrant. The due bill or loan warrant is part of this contract and is provided with the same validity.

5.3 The interest settlement date of each loan hereof is on the 20th of the each quarter.

5.4 The manner of interest accrual is monthly interest (monthly interest or quarterly interest or paying back the principal plus interest).

5.5 In the event that the Debtor fails to pay the interest on time, the compound interest will accrue according to the original interest thereof. Moreover, the compound interest that is calculated according to the penalty interest if the loan repaid is overdue.

5.6 In case the loan repaid is overdue, an overdue penalty for 130% of the overdue amount per day will be collected on the base of the interest stipulated in Subparagraph 5.1.

5.7 During the loan term, in case the People’s Bank of China adjusts the loan interest rate and manner of interest calculation, which is applicable to the loan herein, Party A is not obliged to inform Party B and can conduct the adjustments according to relevant provisions of People’s Bank of China.

Article5 Draw-down

6. Party B shall draw the loan:
•  in one lump sum on September 28, 2006

•  for several times according to the time and amount stipulated in Annex 2.

Article 6 Repayment of Loan

7.

7.1 Party B shall repay the principal:

•  in one lump sum on the due date

•  at the amount and on the date listed in Annex 2.

7.2 Party B shall prepare sufficient money for the payable interest and principal in the account opened by Party A before the stipulated interest settlement date and interest payment date, or transfer the money from other accounts for repaying the loan on the interest payment date herein. In the event that Party B fails to repay the loan, Party A is entitled to deduct the debt from the bank account of Party B at Party A’s branches or empower the branches of Party A to deduct the debt from the bank account of Party B at Party A’s branches, including but not limited to principal, interest, compound interest and penalty interest.

7.3 Unless otherwise expressly provided for herein, the payment made by Party B shall be used for repaying the interest at first and then for repaying the principal within 90 days from the expiration; in case of exceeding 90 days, repay the principal at first and then the interest.

7.4 In the event that Party B is going to prepay the interest, a written notice shall be sent to Party A; in case of prepaying the principal, Party B shall send a written application to Party A 10 working days in advance, and repay the installment of or total principle if approved.

7.5 If Party A approves Party B to prepay the installment of or total principal, Party A will charge the interest from Party B according to the actual using days and the stipulated interest rates hereof, and Party B shall pay to Party A the penalty calculated by the formula below:
Penalty= prepayment amounts ×____ ‰0 × days ahead

8.

8.1 If Party B fails to use the loan in accordance with the stipulations set forth in this contract, or to repay the interest or principal on schedule, Party A shall have the right to announce that all the loans are due, and draw back all the granted loans ahead of schedule and cease to grant the loan.

8.2 During the term of the contract, if any deficiency or obligation dispute or guaranty damage or ruins occur caused by Party B’s poor management, Party A can cease to grant the loan and draw back part of or total loans ahead of schedule.

8.3 In case Party B provides any false balance sheet, income statement or refuse to accept Party A’s supervision on the loan use, production, management and finical activities, Party A can cease to grant the loan and draw back part of or total loans ahead of schedule.

8.4 In case Party B fails to implement or undertake any assumed obligation hereof, Party A can cease to grant the loan and draw back part of or total loans ahead of schedule, and is authorized to take corresponding measures.

Article 7 Guaranty

9. In order to guarantee the loans herein can be liquidated; one or some guaranties are taken hereunder:

•  Contract Number (2006) (Guarantee), Number (0154) Guarantee Contract

•  Contract Number (             ) (              ), Number (              )

•  Contract Number (              ) (              ), Number (              )

Party B confirms herein, that Party A has rights to carry though each right listed in Guaranty hereof to indemnify Party A’s claims and give up any deraignment against Party A’s choice above.

If the guaranties hereof become deteriorated to Party A’s claims for liability, Party A shall have the right to request Party B to provide mortgage and pawn secured for this load under this contract.

Article 8 Rights and Obligations of Both Parties

10. Party B’s rights and obligations are as follows:

10.1 Drawing and using the loan according to the stipulated term set forth in the contract.

10.2 Guaranteeing the loan use of answering for law, rules as well as administrative regulations, and attaining the admission and authorization concerned.

10.3 Providing Party A with the true and valid documents and materials in the process of loan checkup.

10.4 Accepting the investigation and supervision on the loan use hereof from Party A.

10.5 Providing active assistance and cooperation for Party A’s investigation and supervision on production, management as well as financial status, and provide Party A with financial statements of balance sheet, incoming statement and statement of cash flow, moreover, be liable for the truth, completeness and validity of the provided materials.

10.6 During the term of the contract, in case of off production, out of business, business license’s revocation, commitment of crimes by the legal representative or directors, production and business in difficulty, deterioration of financial status and bankruptcy as well as any serious circumstances unfavorable to implementing the repaying obligations, a written report should be submitted to Party A; Party B shall fulfill the liquidating of the debts and guaranties in accordance with Party A’s requirements of the contract..

10.7 In the case of Party B’s amalgamation, separation, lease, assets alienation, affiliation, investment, joint venture, capital reduction, shareholding alteration and other alteration of credits and debts as well as activities influencing Party A’s interests, a written form should be sent to Party A prior to 30 days for approval and liquidate the liability as well as guaranties hereof according to Party A’s requirements; or else, the activities above must not be carried through before liquidating all the loans and interest hereof.

10.8 During the term of contract, in case of Party B’s alteration on the industrial and commercial registration items of the legal representative, location, business scope, a written form should be submitted to Party A within 10days after the alterations.

10.9 Before liquidating the principal and interest to Party A, Party B cannot provide the guaranties that exceeds the self-burden capacity to others.

10.10 On condition that Party B has to transfer the liability hereof to the third party, he must gain the literal agreement from Party A.

10.11 Party B should undertake the expenses herein, including but not limited to the expenses used for notarization, appraisal, registration and insurance.

10.12 For loan guarantor, in case of off-production, out-of-business, registration cancellation, business license’s revocation, bankruptcy, business deficiency, part of and all the guarantee capacity loss, as well as value reduction or being damaged or ruined by damage on guaranty and pledge, Party B should inform Party A in a written form in time and provide Party B with other mortgage and pawn secured for the loan.

11. Party A’s Rights and obligations are as follows:

11.1Party A has taken all necessary actions to authorize the execution of the contract.

11.2 Party A shall grant the loans on schedule in accordance with the provisions set forth in the contract.

11.3 Party A is liable for securing the materials about liability, finance, production and management (except otherwise herein or law provided).

11.4 Party A has the right to directly deduct the payable principal, interest, penalty interest, compound interest and other payable expenses from Party B’s accounts at Party A’s or Party A’s branches.

11.5 In the event that Party A has to transfer the liability hereof to the third party, it can go without Party B’s approval but should inform Party B within 15 days when the transfer contract for claims is signed.

16. Party A is entitled to notify Party B’s behaviors of escaping from supervision, defaulting principals and interest to the relevant department or unit, and to proclaim it on the media for collecting the debt back.

Article 9 Liability for Breach of Contract

12.

12.1 After the contract takes effect, both parties should completely implement the obligations hereof. Any nonperformance or improper performance of obligations shall undertake the liability for breach of contract, if any breach.

12.2 In the event that Party B fails to repay the due principal and pay the interest in accordance with the agreed term of this contract, Party A is entitled to require Party B to liquidate in a limited term, and ask for penalty interest and compound interest in accordance with the stipulations herein.

12.3 In the case of a lawsuit submitted by Party A due to Party B’s breach of contract, Party B should undertake all the legal costs, counsel fees, travel charge as well as other expenses for attaining the claims.

12.4 If Party B has completely performed the contract, and Party A fails to provide Party B with loans as stipulated, Party B has the right to claim for penalty stipulated in Clause5.1 herein by right of breach amounts and actual overdue days.

12.5 If Party B fails to use the loan as stipulated, Party A is entitled to draw back part of or total loans ahead of schedule, and cease to provide the rest loans. Penalty interest and compound interest are calculated for those overdue loans.

12.6 In case of failure to implement the obligations listed in Clause 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 by Party B, some remedies must be taken within 10 days after receiving Party A’s notification, otherwise, Party A has rights to draw back part of or total loans ahead of schedule, and cease to provide the rest loans. Penalty interest and compound interest are calculated for those overdue loans.

Article 10 Execution of Contract

13. The contract comes into force in the way hereunder:

• It is signed and sealed officially by each party’s legal representative (directors), or the agents thereof (the power of attorney is regarded as an annex hereof).

• It is signed and sealed officially by each party’s legal representative (directors), or the agents thereof (the power of attorney is regarded as an annex hereof), and takes effect after the guaranty contract comes into force stipulated in Subparagraph 9.

Article 11 Amendment, Cancellation and Termination of Contract

14.

14.1 Once the contract takes effect, unless there are additional stipulations, both parties must not amend or cancel the contract ahead of schedule. In case it is necessary to amend or cancel the contract, consistent negotiations as well as a written agreement shall be reached.

14.2 The contract is completely performed in accordance with the stipulations hereof until the principal, interest, penalty interest, compound interest and penalty as well as other related expenses are liquidated.

Article 12 Settlement of Disputes

15. Any dispute occurring between both parties about the contract can be settled through amicable negotiation; in case the two parties fail to reach an agreement, any party may submit the dispute to the court with jurisdiction where Party A is located.

Article 13 Miscellaneous Provisions

16. Other special items will be listed hereunder: None.

17. There are 2 originals of this contract, and each party will hold 1 original, which is equally valid.

18. The contract is signed in ShiliBao Branch, Beijing Rural Commercial Bank on September 13, 2006. Party A has the introduction on the noticeable clauses.

Party A (official seal) Shilibao Branch of Beijing Rural Commercial Bank Co., Ltd.

Representative /s/ Yu Lian Jun
September 13, 2006

Party B (official seal) Beijing Green Foodstuff Co., Ltd.
Legal representative /s/ Li Lantao
September 13, 2006

Attachment one: Manner for Party B to Draw-down

No.	Date for Draw-down	Sum (capitalized)
1	Sep.28th, 2006	14.85 million Yuan